Exhibit 3.6

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ONEOK PARTNERS GP, L.L.C.

Effective May 17, 2006, this Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of ONEOK Partners GP, L.L.C., a Delaware limited liability company (the “Company”), is adopted and entered into by ONEOK, Inc., as sole Member (the “Members,” which term includes any other persons or entities which may become members of the Company in accordance with the terms of this Agreement and the Act) of the Company pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the “Act”). Terms used in this Agreement which are not otherwise defined shall have the respective meanings given those terms in the Act.

WHEREAS, Northern Plains Natural Gas Company, a Delaware corporation, was converted into Northern Plains Natural Gas Company, LLC, a Delaware limited liability company, effective November 16, 2004.

WHEREAS, the name of Northern Plains Natural Gas Company, LLC was changed to ONEOK Partners GP, L.L.C. effective May 12, 2006.

WHEREAS, ONEOK, Inc., as sole Member of the Company previously entered into that certain Amended and Restated Limited Liability Company Agreement of Northern Plains Natural Gas Company, LLC dated November 17, 2004 (the “Prior LLC Agreement”), which amended and restated in its entirety that certain Limited Liability Company Agreement of Northern Plains Natural Gas Company, LLC entered into by CrossCountry Energy, LLC, as sole member, effective November 16, 2004.

WHEREAS, the sole Member of the Company desires to amend and restate in its entirety the Prior LLC Agreement to reflect the new name of the Company, to create a board of directors and to implement other changes desired by the sole Member.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I

NAME

Section 1.01 Name. The name of the limited liability company is: ONEOK Partners GP, L.L.C.

ARTICLE II

TERM

Section 2.01 Term. The term of the Company shall be perpetual, and the Company shall continue until dissolved in accordance with the Act.

ARTICLE III

MEETINGS OF MEMBERS

Section 3.01 Meetings of Members. Meetings of the Members may be called by Members holding not less than a majority of the capital interests in the Company or by the Chairman of the Board of the Company. Meetings shall be held at the principal office of the Company. A written notice of each meeting shall be given to each Member stating the place, time and date of the meeting and the purposes of the meeting. Such notice will be given not less than five (5) days nor more than twenty (20) days prior to the meeting. Members may waive notice in writing. Members holding a majority of the capital interests in the Company shall decide all elections and matters brought before the meeting unless a greater majority is required by this Agreement or applicable law for any such election or matter. The meeting shall be conducted by the Chairman of the Board or in his absence the senior officer of the Company present at the meeting. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if the written consent thereto is signed by Members holding the capital interests in the Company necessary for such action.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01 Board of Directors. Management of the Company is vested in a board of managers, which shall be known as the “Board of Directors”. The property, business, and affairs of the Company shall be managed by and under the direction of the Board of Directors, except as may be otherwise provided for in the Act.

Section 4.02 Number. The number of Directors of the Company shall be fixed from time to time by Members holding a majority of the capital interests in the Company. Members holding a majority of the capital interests in the Company shall designate each of the authorized Directors. Newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by designation of the Members holding a majority of the capital interests in the Company.

Section 4.03 Resignations and Removal. Any Director of the Company may resign at any time by giving written notice to the Board or to the Secretary of the Company. Any such resignation shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Director of the Company may be removed from office at any time upon the affirmative vote of the Members holding of a majority of the capital interests in the Company.

Section 4.04 Place of Meeting, etc. The Board may hold any of its meetings at such place or places as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting. Directors may participate in any regular or special meeting of the Board or any meeting of a committee designated by such Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 4.05 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

Section 4.06 Special Meetings.

(a) Special meetings of the Board may be called at any time by the Chairman of the Board or any President, or by not less than one-third (1/3) of the Directors, to be held at the principal office of the Company, or at such other place or places, as the person or persons calling the meeting may designate.

(b) Notice of all special meetings of the Board shall be given by the Secretary or by the person or persons calling the meeting to each Director by mailing a copy thereof at least four days before the meeting or by two days, service of the same by telegram, facsimile, electronic mail, or personally (in person or by telephone). If the Chairman, or any President, or the Directors calling the meeting determine that a special meeting of the Board on short notice is necessary, then notice may be given by telephone, telegraph or facsimile transmission not less than four hours in advance of the time when a meeting shall be held. Such notice may be waived by any Director and any meeting shall be a legal meeting without notice having been given if all the Directors shall be present thereat or if those not present shall, either before or after the meeting sign a written waiver of notice of, or a consent to, such meeting or shall, after the meeting, sign the approval of the minutes thereof. Such notice shall be deemed waived by any Director who is present at a meeting, unless the Director is present only for the purpose of objecting to the holding of the meeting without the proper notice having been given. All such waivers, consents, or approvals shall be filed with the Company records or be made a part of the minutes of the meeting.

Section 4.07 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Formation of the Company or by law, the presence of a majority of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the Directors present. In the absence of a quorum, a majority of Directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 4.08 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 4.09 Compensation. All salaries and compensation paid by the Company to its Directors shall be fixed from time to time by the Board of Directors at a regular meeting of the Board, and any payment of any kind or character to any Director of the Company or any contract made with a Director or executive officer must be approved by a majority of the whole Board of Directors at a meeting of the Board, before such payment is made or contract executed.

Section 4.10 Committees.

(a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company; provided, however, the Board shall establish an audit committee which shall, in the opinion of the Board, meet the independence standards as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules and regulations of the Securities and Exchange Commission (the “Exchange”) and the applicable rules of the Exchange. Any committee of the Board, to the extent provided in the resolution of the Board, shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have any power or authority to:

(1) Approve or adopt any action or matter expressly required by the Act to be submitted to Members for approval; or

(2) adopt, amend, or repeal the Limited Liability Company Agreement of the Company.

Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.

(b) Except as may otherwise be ordered by the Board of Directors, the Chairman of the Board shall appoint the members and chairmen of all special or other committees of the Board. The Chairman of the Board shall be an ex-officio member of all standing committees, except the executive compensation committee and the audit committee, and shall be the Chairman of any executive committee of the Board.

(c) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in the place of any such absent or disqualified member.

Section 4.11 Officers of the Board. The Chairman of the Board, or in the absence of the Chairman of the Board, any President, or in a President’s absence, any other officer of the Company who is a Director, shall preside at all meetings of the Board, or in the absence of any such officers, a temporary chairman elected by the Directors present at the meeting.

Section 4.12 Interested Directors.

(a) No Director shall vote on a question in which such Director is interested, but in the absence of fraud, no contract or other transaction of the Company shall be affected or invalidated in any way by the fact that any of the Directors of the Company are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that such interest or connection shall be fully disclosed or otherwise be known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, provided further that the contract or transaction is fair as to the Company at the time authorized or confirmed by the Board, and provided further that at the meeting of the Board at which such contract or transaction is to be authorized or confirmed, a quorum be present which may include common or interested Directors for purposes of determining the presence of a quorum, and the Board in good faith authorizes or confirms such contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum. The mere ownership of stock in another company by a Director shall not disqualify such Director to vote in respect of any transaction between the Company and such other company, provided the other provisions of this Section are complied with.

(b) No contract or other transaction between the Company and any other company shall be affected by the fact that any of the Directors of the Company are interested in or are directors or officers of such other company, if such contract or transaction be made, authorized, or confirmed by the Board in the manner provided in the preceding paragraph, or by any committee of the Board of the Company having the requisite authority, by vote of a majority of the members of such committee of the Board not so interested. Any Director individually may be a party to or may be interested in any contract or transaction of the Company, provided that such contract or transaction shall be approved or ratified by the Board or by any committee of the Board having the requisite authority, in the manner herein set forth.

(c) The Board of Directors, in its discretion, may submit any contract or act of the Company or of the Board for approval or ratification at any meeting of the Members, the notice of which shall state that the meeting is called for the purpose, or in part for the purpose, of considering any such act or contract, and any such contract or act that shall be approved or be ratified by the vote of the holders of a majority in capital interests of the Company entitled to vote thereat, shall be as valid and as binding upon the Company and upon all the Members as though it had been approved and ratified by every Member of the Company.

(d) Any Director of the Company may vote upon any contract or other transaction between the Company and any subsidiary company without regard to the fact that such person is also a Director or officer of such subsidiary company.

(e) No contract or agreement between the Company, on the one hand, and any other company or party, on the other hand, which owns a majority of the capital interests of the Company or any subsidiary of any such other company shall be made or entered into without the affirmative vote of a majority of the whole Board at a regular or special meeting of the Board.

ARTICLE V

OFFICERS

Section 5.01 Officers. The Board of Directors of the Company may appoint a Chairman, one or more Presidents, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be desired by the Board. One of the officers of the Company shall be designated by the Board as the Chief Executive Officer of the Company. Officers shall have such powers and duties as are permitted or required by law and as may be specified by or in accordance with the Certificate of Formation of the Company, this Agreement or by resolutions of the Board, except such powers as are by statute, the Certificate of Formation or this Agreement vested solely in the Members. Each officer shall hold office until such person shall resign, be removed or such person’s successor shall be elected and qualified. In the absence of any contrary determination by the Board and except as otherwise expressly provided for in any written contract duly authorized by the Board, the person designated as Chief Executive Officer shall, subject to the power and authority of the Members, have general supervision, direction and control of the officers of the Company and the employees, business and affairs of the Company and shall have the power to remove any officer of the Company. Except as otherwise expressly provided for in any written contract duly authorized by the Board, all officers, agents, and employees shall be subject to removal at any time by the affirmative vote of a majority of the Board, and all officers, agents, and employees other than officers elected or appointed by the Board, shall also be subject to removal at any time by the officer with supervisory responsibility over them. Any officer may resign at any time by giving written notice to the Secretary of the Company which shall be effective upon receipt.

Section 5.02 Voting Stock and Other Interests. Unless otherwise determined by the Board, the person designated as the Chief Executive Officer or, in such officer’s absence or with such officer’s consent, the next ranking officer of the Company, shall have full power and authority on behalf of the Company (i) to attend and to act and to vote, or in the name of the Company to execute proxies to vote, at any meetings of shareholders of any corporations in which the Company may, directly or indirectly, hold stock, and at any such meetings shall possess and may exercise in person or by proxy, any and all rights, powers, and privileges incident to the ownership of such stock, and (ii) to act and to vote or consent on behalf of the Company, as a member of any limited liability company, partnership, or other entity, the Company’s ownership or interest therein and shall possess and may exercise any and all rights, powers and privileges incident to such ownership or interest. The Board may, by resolution, from time to time, confer like powers upon any other person or persons.

Section 5.03 Limitation on Liability; Indemnification.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Director or officer shall be personally liable either to the Company or to any Member for monetary damages for breach of fiduciary duty as Director or officer, except for liability (i) for any breach of the Director’s or officer’s duty of loyalty to the Company or its Members, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the Director or officer shall have derived an improper personal benefit or (iv) for any action which would constitute a violation of Section 18-607 of the Act. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Agreement inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Section 5.03, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b) The Company shall indemnify any Director or officer of the Company who is or was a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a Director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by the Act, and the Company may enter into agreements with any such person for the purpose of providing such indemnification. Expenses incurred by any Director or officer of the Company in defending or testifying in such action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer of the Company to repay such amount if it shall ultimately be determined that such Director or officer of the Company is not entitled to be indemnified by the Company against such expenses as authorized by this Section 5.03, and the Company may enter into agreements with such persons for the purpose of providing for such advances.

(c) The Company shall have the power to indemnify any employee or agent of the Company who is or was a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by the Act, and the Company may enter into agreements with any such person for the purpose of providing such indemnification. Expenses incurred by an employee or agent in defending or testifying in such action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such employee or agent to repay such amount if it shall ultimately be determined that such employee or agent is not entitled to be indemnified by the Company against such expenses as authorized by this Section 5.03, and the Company may enter into agreements with such persons for the purpose of providing for such advances.

(d) The indemnification permitted by this Section 5.03 shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, affirmative vote of Members holding not less than a majority of the capital interests of the Company or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a Director, officer of the Company, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(e) The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer of the Company, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, employee benefit plan, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 5.03 or otherwise.

ARTICLE VI

PURPOSE

Section 6.01 Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental to these acts or activities.

ARTICLE VII

MEMBERS

Section 7.01 Members. The names and business addresses of the Members are as follows:

Name	Address
ONEOK, Inc.	100 West Fifth Street, Suite 1800 Tulsa, OK 74103

ARTICLE VIII

CAPITAL INTERETS/UNITS

Section 8.01 Units. There shall be an aggregate of one hundred (100) Units in the Company, all of which have been issued to ONEOK, Inc. The term “Unit” shall mean a unit representing a capital interest in the Company.

ARTICLE IX

CAPITAL CONTRIBUTIONS

Section 9.01 Capital Contributions. The Members shall make contributions of capital of the Company at the times and in the amounts as determined by unanimous consent of the Members.

ARTICLE X

ALLOCATION OF PROFITS AND LOSSES

Section 10.01 Allocation of Profits and Losses. The Company’s profits and losses will be allocated among the Members in proportion to the value of the capital contributions of the Members.

ARTICLE XI

DISTRIBUTIONS

Section 11.01 Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by unanimous consent of the Members. Such distributions shall be allocated among the Members in proportion to the value of the capital contributions of the Members.

ARTICLE XII

WITHDRAWAL OF MEMBER

Section 12.01 Withdrawal of Member. A Member may withdraw from the Company in accordance with the Act.

ARTICLE XIII

ASSIGNMENTS

Section 13.01 Assignments. A Member may assign, in whole or in part, its membership interest in the Company; provided, however, an assignee of a membership interest may not become a Member without the approval by vote or written consent of the Members holding at least a majority of the capital interests in the Company, excluding the Member who assigns or proposes to assign its membership interest; except that such vote or consent is not required for an assignment made by ONEOK, Inc., or an affiliate of ONEOK, Inc.

ARTICLE XIV

ADMISSION OF ADDITIONAL MEMBERS

Section 14.01 Admission of Additional Members. One or more additional Members of the Company may be admitted to the Company with the vote or written consent of the Members holding a majority of the capital interests of the Company.

ARTICLE XV

LIABILITY OF MEMBERS

Section 15.01 Liability of Members. The Members shall not have any liability for the obligations or liabilities of the Company, except to the extent provided in the Act.

ARTICLE XVI

TAX MATTERS

Section 16.01 Fiscal Year. The fiscal year of the Company shall end as of the 31st day of December of each year.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.01 Conveyances. All of the assets of the Company shall be held in the name of the Company. Any deed, bill of sale, mortgage, lease, contract of sale or other instrument purporting to convey or encumber the interest of the Company of all or any portion of the assets of the Company shall be sufficient if signed on behalf of the Company by an officer of the Company. No person shall be required to inquire into the authority of any individual to sign any instrument which is executed pursuant to this Section 17.01.

Section 17.02 Amendment. This Agreement may be amended by a vote or consent of Members holding a majority of capital interests in the Company, except Articles IX, X, XI and XV which will require the unanimous vote or consent of all Members. Anything herein to the contrary notwithstanding, no amendment shall be adopted or effective if, in the opinion of counsel to the Company, it would change the Company to an association taxable as a corporation, change the liability of or reduce the interests of the Members, unless the affected party shall affirmatively consent thereto, or result in any adverse securities law or other adverse legal consequences.

Section 17.03 Anticipated Transactions. It is recognized that the Members and the officers have other legal and financial relationships and that they will participate in business ventures other than the Company that may be in direct competition with the Company.

Section 17.04 Entire Agreement. This Agreement and the Articles embody the entire understanding and agreement among the Members concerning the Company and supersede any and all prior negotiations, understandings or agreements in regard thereto.

Section 17.05 Counterparts. This Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

Section 17.06 Choice of Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware.

Section 17.07 Binding Effect. This Agreement and all of the terms and provisions hereof shall be binding upon and shall insure to the benefit of the Members and their respective heirs, executors, administrators, trustees, successors and permitted assigns.

Section 17.08 Gender and Number; Person. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural thereof. As used herein, “person” shall mean and include a natural person, corporation, partnership, trust, estate, limited liability company, government unit or other entity.

Section 17.09 Members; Limited Liability Company Agreement. As used herein, the term “Member” or “Members” shall include all assignees and transferees of interests who are admitted as members or persons who become Members under the provisions of Sections 13.01 and 14.01 hereof. As used herein, the term “this Agreement” shall include this Second Amended and Restated Limited Liability Company Agreement as it may be amended from time to time.

Section 17.10 Headings. All headings and other titles and captions used in this Agreement are for convenience only and shall not be considered in construing or interpreting any provision of this Agreement.

Section 17.11 Waiver. Whenever any notice is required to be given under the Act, the Articles or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 17.12 Amendment and Restatement. This Agreement amends and restates in its entirety the Prior LLC Agreement. From and after the date hereof, all rights and obligations of the Members of the Company shall be governed by this Agreement and the Prior LLC Agreement shall have no force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS OF WHICH, the undersigned has duly executed this Agreement as of the date first set forth above.

ONEOK, Inc., an Oklahoma corporation, sole Member

By	/s/ David Kyle
David Kyle, Chairman of the Board, President and Chief Executive Officer